Exhibit 99.1

For Immediate Release

Local Corporation Reports First Quarter 2012 Financial Results

First Quarter Revenue Exceeds Guidance; Company Increases Annual Guidance

IRVINE, Calif., May 10, 2012 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the first quarter 2012 and updated its annual guidance.

“First quarter revenue grew 50% from the year-ago period and was the third consecutive quarter in which we met or exceeded guidance. We are guiding to record revenue for the second quarter, representing growth of approximately 73% over the year-ago period, and we expect sequential growth through the remainder of the year. We are also increasing our annual guidance,” said Heath Clarke, Local Corporation chairman and CEO. “We continue to execute well in key areas. Traffic grew 21% year over year, organic traffic reached a record 34.6 million MUVs during the quarter, and mobile traffic reached a record 12.0 million MUVs during the quarter. We remain focused around building the three value creators of traffic, technology and advertisers and are developing many exciting products that we expect to drive revenue expansion from our direct customers.”

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q1 2012	Q4 2011	Q1 2011
Consumer Properties:
Owned & Operated	$17,973	$17,536	$10,242
Network	4,214	5,065	3,723
Business Solutions	3,015	2,906	2,830

Revenue	$25,202	$25,507	$16,795

Adjusted Net Income (Loss)*	$(194)	$412	$8
Plus interest and other income (expense), net	(97)	(101)	(55)
Less (provision) benefit for income taxes	(62)	(71)	(11)
Less non-cash depreciation, amortization and stock compensation	(2,696)	(3,633)	(2,819)
Less gain (loss) on revaluation of warrants	(58)	150	1,559
Less non-recurring charges	(95)	(563)	—

GAAP net loss	$(3,202)	$(3,806)	$(1,318)

Diluted Adjusted Net Income (Loss) per share*	$(0.01)	$0.02	$0.00
Diluted GAAP net loss per share	$(0.14)	$(0.17)	$(0.07)
Diluted weighted average shares used for Adjusted Net Income (Loss) per share	22,083	22,179	20,593
Diluted weighted average shares used for GAAP net loss per share	22,083	22,076	20,241
Cash	$6,787	$10,394	$20,213

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

First Quarter Results Highlights:

•	Revenue – First quarter 2012 revenue of $25.2 million represents an increase of 50.0% over first quarter 2011 revenue of $16.8 million.

•	GAAP Net Loss – First quarter 2012 GAAP net loss was $3.2, or ($0.14) per diluted share, compared to the first quarter 2011 GAAP net loss of $1.3 million, or ($0.07) per diluted share.

•

Adjusted Net Income (Loss) – First quarter 2012 Adjusted Net Loss was $194,000, or ($0.01) per diluted share, compared to Adjusted Net Income for the first quarter 2011 of $8,000, or $0.00 per diluted share.

Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below, and the reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

•

Cash – On March 31, 2012, the company’s cash balance was $6.8 million. The decrease in cash during the first quarter of 2012 was primarily due to cash used in operations of $2.6 million and capital expenditures of $1.0 million.

•	Debt – On March 31, 2012, the company had borrowings of $8.0 million outstanding under its Square One Bank line of credit.

“Our core search business continued to be profitable during the first quarter 2012, offset by investments in new revenue streams,” said Ken Cragun, Local Corporation CFO. “Consistent with our goal of diversifying our revenues and expanding our sales capabilities, we will continue to invest most of our profits back into the business. Overall, we expect the company to deliver record revenue and an adjusted net income for the second quarter, and we expect both revenue and adjusted net income to grow sequentially through 2012.”

First Quarter 2012 Operating Highlights:

•

Overall and Organic Traffic – Overall traffic on the site and network was 93.6 million monthly unique visitors (MUVs) in the first quarter 2012, consistent with the fourth quarter 2011 MUVs of 93.7 million and up 21% from first quarter 2011 MUVs of 77.6 million. Organic traffic on the site and network was a record 34.6 million MUVs in the first quarter 2012, up 17% from the fourth quarter 2011 MUVs of 29.6 million and up 25% from first quarter 2011 organic traffic of 27.6 million. Organic traffic is defined as all non-SEM sourced traffic. Overall mobile traffic was 12.0 million MUVs in the first quarter 2012, up 53.8% from the 7.8 million MUVs for the fourth quarter 2011.

Consumer Properties:

Owned & Operated (O&O):

•

Revenue – First quarter 2012 total revenue related to the O&O business unit was $18.0 million, up 76.5% from first quarter 2011 O&O revenue of $10.2 million and up 2.9% from fourth quarter 2011 O&O revenue of $17.5 million.

•	Monetization of Traffic – Revenue per thousand visitors (RKV) for first quarter 2012 was $285, up 35.1% from first quarter 2011 RKV of $211.

Network:

•

Revenue – First quarter 2012 total revenue related to the Network business unit was $4.2 million, up 13.5% from the first quarter 2011 Network revenue of $3.7 million and down 17.6% from fourth quarter 2011 Network revenue of $5.1 million.

•	Network Sites – The Network business unit ended the first quarter 2012 with more than 1,000 regional media sites.

Business Solutions:

•

Revenue – First quarter 2012 total revenue related to the Business Solutions business unit was $3.0 million, up 7.1% from first quarter 2011 Business Solutions revenue of $2.8 million and up 3.4% from the fourth quarter 2011 Business Solutions revenue of $2.9 million.

•

Digital Media Enrollments – Business Solutions ended the first quarter 2012 with more than 800 direct subscribers for its Exact Match suite of digital media services. Each new subscriber generates monthly revenue equal to the monthly revenue of about 10 legacy SMB subscribers discussed below.

•

Legacy SMBs – Business Solutions ended the first quarter 2012 with approximately 22,000 legacy subscribers. These subscribers are expected to decline in future periods, as is fully discussed in our Form 10-Q to be filed later today. The company intends to continue its focus on higher value digital media enrollments discussed above.

Recent News Highlights:

•

Spreebird Mobile Applications – During the first quarter, Spreebird Deals was named “Best Shopping Mobile Application” in the Web Marketing Association’s 2012 Internet Advertising Competition (IAC) Awards.

•	New Media Agreement – The company signed an agreement for targeted ad campaigns with ConsumerInfo.com, Inc., part of the Experian® family.

•	Product Innovation Recognized – Local Corporation earned two finalist nominations in the TechAmerica High-Tech Innovation Awards for our Rovion Ad Management Platform and Exact Match suite.

•

Spreebird Rewards – The company introduced its Spreebird Rewards program in beta, in conjunction with its award-winning Spreebird Deals. The new loyalty program is free to consumers and is designed to deliver more loyal customers, more revenue and more customer information to participating local businesses.

Second Quarter 2012 Financial Guidance:

Revenue – The company expects second quarter 2012 revenue of approximately $27.0 million.

Adjusted Net Income – Adjusted Net Income for the second quarter 2012 is expected to be approximately $150,000, or $0.01 per share, assuming diluted weighted average shares of 22.3 million.

Projected second quarter 2012 Adjusted Net Income factors:

•	Interest Expense of $100,000

•	Tax Provision Expense of $50,000

•	Depreciation Expense of $900,000

•	Amortization Expense of $1,000,000

•	Stock Compensation Expense of $700,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

Fiscal 2012 Financial Guidance:

Revenue – The company expects revenue to be approximately $110 million for 2012.

Adjusted Net Income – Adjusted Net Income for 2012 is expected to be approximately $1.3 million, or $0.06 per diluted share, assuming diluted weighted average shares of 23.0 million, taking into account the dilutive effect of stock options and warrants.

Projected 2012 Adjusted Net Income Factors:

•	Interest Expense of $400,000

•	Income Tax Provision of $150,000

•	Depreciation Expense of $3.9 million

•	Amortization Expense of $3.5 million

•	Stock Compensation Expense of $2.8 million

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we, in turn, cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but do report GAAP results.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 74409357. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 74409357. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

Experian and the Experian marks used herein are service marks or registered trademarks of Experian Information Solutions, Inc.

About Local.com®

Local Corporation (NASDAQ:LOCM) is a local media company that specializes in connecting brick-and-mortar businesses with online customers using a variety of innovative digital marketing products including local rich media, local business and product search, mobile, SEO, web hosting, social media and daily deals. The company serves a million consumers a day on the flagship Local.com website, Spreebird.com and a network of over 1,000 regional media sites. To advertise, or for more information, visit: http://www.local.com/ or http://www.localcorporation.com.

Local Corporation is a registered trade name of Local.com Corporation.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business, our Krillion business and our Rovion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to successfully bill our monthly subscription customers, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted Net Income” and “Adjusted Net Loss” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.

Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-

based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations Contacts:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com

Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL.COM CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash	$6,787	$10,394
Restricted cash	52	10
Accounts receivable, net of allowances of $500 and $550, respectively	14,370	13,456
Notes receivable – current portion	392	392
Prepaid expenses and other current assets	742	732

Total current assets	22,343	24,984
Property and equipment, net	8,335	8,247
Goodwill	32,539	32,539
Intangible assets, net	8,581	9,622
Long term portion of note receivable	288	350
Deposits	69	69

Total assets	$72,155	$75,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,404	$12,193
Accrued compensation	1,178	2,152
Deferred rent	553	551
Warrant liability	265	207
Other accrued liabilities	1,957	2,422
Revolving line of credit	8,000	8,000
Deferred revenue	254	313

Total current liabilities	24,611	25,838

Deferred income taxes	265	265

Total liabilities	24,876	26,103

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,083 and 22,082 issued and outstanding, respectively	—	—
Additional paid-in capital	119,841	119,068
Accumulated deficit	(72,562)	(69,360)

Stockholders’ equity	47,279	49,708

Total liabilities and stockholders’ equity	$72,155	$75,811

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$25,202	$16,795

Costs and expenses:
Cost of revenues	17,368	10,988
Sales and marketing	6,343	3,282
General and administrative	2,385	2,610
Research and development	1,050	1,528
Amortization of intangibles	1,041	1,198

Total operating expenses	28,187	19,606

Operating loss	(2,985)	(2,811)
Interest and other income (expense), net	(97)	(55)
Revaluation of warrants	(58)	1,559

Loss before income taxes	(3,140)	(1,307)
Provision for income taxes	62	11

Net loss	$(3,202)	$(1,318)

Per share data:
Basic loss per share	$(0.14)	$(0.07)

Diluted net loss per share	$(0.14)	$(0.07)

Basic weighted average shares outstanding	22,083	20,241
Diluted weighted average shares outstanding	22,083	20,241

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Cost of revenues	$20	$86
Sales and marketing	362	319
General and administrative	336	448
Research and development	53	119

Total stock-based compensation expense	$771	$972

Basic and diluted net stock-based compensation expense per share	$0.03	$0.05

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(3,202)	$(1,318)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,925	1,847
Stock-based compensation expense	771	972
Revaluation of warrants	58	(1,559)
Changes in operating assets and liabilities:
Accounts receivable	(914)	(1,182)
Note receivable	62	45
Prepaid expenses and other	(10)	652
Accounts payable and accrued liabilities	(1,226)	(1,407)
Deferred revenue	(59)	(162)

Net cash (used in) provided by operating activities	(2,595)	(2,112)

Cash flows from investing activities:
Capital expenditures	(972)	(935)
Restricted Cash	(42)	—
Issuance of notes receivable	—	(375)
Purchases of intangible assets	—	(520)

Net cash (used in) investing activities	(1,014)	(1,830)

Cash flows from financing activities:
Proceeds from exercise of options	2	74
Proceeds from the issuance of common stock	—	18,227
Payment of financing related cost	—	(225)
Payment of revolving credit facility	—	(7,000)

Net cash provided by financing activities	2	11,076

Net (decrease) increase in cash and cash equivalents	(3,607)	7,134
Cash, beginning of period	10,394	13,079

Cash, end of period	$6,787	$20,213

Supplemental Cash Flow Information:
Interest paid	$142	$31

Income taxes paid	$7	$9

LOCAL.COM CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2012	2011	2011
Net loss	$(3,202)	$(1,318)	$(3,806)
Less interest and other income (expense), net	97	55	101
Plus provision (benefit) for income taxes	62	11	71
Plus amortization of intangibles	1,040	1,198	1,668
Plus depreciation	885	649	1,089
Plus stock-based compensation	771	972	876
Plus revaluation of warrants	58	(1,559)	(150)
Plus non-recurring charges*	95	—	563

Adjusted Net Income (Loss)	$(194)	$8	$412

Diluted Adjusted Net Income (Loss) per share	$(0.01)	$0.00	$0.02

Diluted weighted average shares outstanding	22,083	20,593	22,179

*	Included in non-recurring charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter.